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                                                                EXHIBIT 99.9(e)

                                     AMENDMENT TO
                               ADMINISTRATION AGREEMENT


     This Amendment is made as of October 1, 1998, between BARR ROSENBERG SERIES TRUST, (the "Trust"), BISYS FUND SERVICES, INC. and BISYS FUND SERVICES OHIO, INC. The parties hereby amend the Administration Agreement (the "Agreement") between the Trust and BISYS Fund Services, Inc, dated as of October 1, 1996, as set forth below.

     WHEREAS, the parties hereto wish to substitute BISYS Fund
Services Ohio, Inc. for BISYS Fund Services, Inc. as the administrator under the Agreement; and

     WHEREAS, the parties hereto wish to modify the portion of Schedule A to the Agreement entitled "Portfolios".

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. BISYS Fund Services Ohio, Inc. (the "Administrator") shall replace BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services as the Administrator under the Agreement.

     3. Schedule A to the Agreement shall be amended by replacing the second sentence of the section entitled "Portfolios" with the following:

          The current portfolios of the Trust are set forth below:

               U.S. Small Capitalization Series;
               Japan Series;
               International Small Capitalization Series;
               Barr Rosenberg Market Neutral Fund;
               Barr Rosenberg Double Alpha Market Fund; and
               Barr Rosenberg Select Sectors Market Neutral Fund.

     4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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     5.   Except as specifically set forth herein, all other provisions of the
          Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        BARR ROSENBERG SERIES TRUST


                                        By:
                                           ------------------------

                                        Title:
                                              ---------------------


                                        BISYS FUND SERVICES, INC.


                                        By:
                                           ------------------------
                                        Title:
                                             ----------------------

                                        BISYS FUND SERVICES OHIO, INC.


                                        By:
                                           ------------------------
                                        Title:
                                              ---------------------


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